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                                                                  EXHIBIT 10.40

                                     ADDENDUM
                                        TO
                              STOCK OPTION AGREEMENT


          The following provisions are hereby incorporated into, and are hereby made a part of, that certain Stock Option Agreement dated ______________, 199_ (the "Option Agreement") by and between Rubio's Restaurants, Inc. (the "Corporation") and __________________________________
("Optionee") evidencing the stock option (the "Option") granted on such date to Optionee under the terms of the Corporation's 1998 Stock Option/Stock Issuance Plan, and such provisions shall be effective immediately. All capitalized terms in this Addendum, to the extent not otherwise defined herein, shall have the meanings assigned to them in the Option Agreement.

                        INVOLUNTARY TERMINATION FOLLOWING
                              CORPORATE TRANSACTION

          1. To the extent the Option is, in connection with a Corporate Transaction, to be assumed in accordance with Paragraph 6 of the Option Agreement, none of the Option Shares shall vest on an accelerated basis upon the occurrence of that Corporate Transaction, and Optionee shall accordingly continue, over his or her period of Service following the Corporate Transaction, to vest in the Option Shares in one or more installments in accordance with the provisions of the Option Agreement. However, upon an Involuntary Termination of Optionee's Service within eighteen (18) months following such Corporate Transaction, all the Option Shares at the time subject to the Option shall automatically vest in full on an accelerated basis so that the Option shall immediately become exercisable for all the Option Shares as fully-vested shares and may be exercised for any or all of those Option Shares as vested shares. The Option shall remain so exercisable until the EARLIER of (i) the Expiration Date or (ii) the expiration of the one (1)-year period measured from the date of the Involuntary Termination.

          2. For purposes of this Addendum, an INVOLUNTARY TERMINATION shall mean the termination of Optionee's Service by reason of:

             (i) Optionee's involuntary dismissal or discharge by the Corporation for reasons other than for Misconduct, or

            (ii) Optionee's voluntary resignation following (A) a change in Optionee's position with the Corporation (or Parent or Subsidiary employing Optionee) which materially reduces Optionee's duties and responsibilities or the level of management to which he or she reports, (B) a reduction in Optionee's level of compensation (including base salary, fringe benefits and target bonuses under any corporate-performance based incentive programs) by more than fifteen percent (15%) or (C) a relocation of Optionee's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without Optionee's consent.


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          3.   The provisions of Paragraph 1 of this Addendum shall govern the period for which the Option is to remain exercisable following the Involuntary Termination of Optionee's Service within eighteen (18) months after the Corporate Transaction and shall supersede any provisions to the contrary in Paragraph 5 of the Option Agreement. The provisions of this Addendum shall also supersede any provisions to the contrary in Paragraph 18 of the Option Agreement concerning the deferred exercisability of the Option.

          IN WITNESS WHEREOF, Rubio's Restaurants, Inc. has caused this Addendum to be executed by its duly-authorized officer as of the Effective Date specified below.

                                   RUBIO'S RESTAURANTS, INC.

                                   By:
                                      ----------------------------------------
                                   Title:
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EFFECTIVE DATE:______________________, 199_

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